Exhibit 99.1

Corporate Office 7700 France Avenue S #275 Edina, MN 55435 Phone: 952.893.3200 Fax: 952.893.0704 www.uhs.com

CONTACT:	Bethany A. Oliver
Director of Marketing & Communications
Universal Hospital Services, Inc.
(952) 893-3288

UNIVERSAL HOSPITAL SERVICES, INC. TO PRESENT AT JPMORGAN 23rd ANNUAL
HEALTHCARE CONFERENCE

Edina, Minnesota, January 7, 2005/BusinessWire – Universal Hospital Services, Inc., (“UHS”) today announced President and CEO, Gary Blackford, will present at the JPMorgan Healthcare Conference on Monday, January 10, 2005 at 3:00PM PST (5:00PM CST.)

This presentation will be webcast. To access the webcast:

–	Log on to http://equityconferences.jpmorgan.com

–	Select the “JPMorgan Healthcare Conference” webcast link

–	Viewers are encouraged to log on to the JPMorgan website approximately five minutes prior to the presentation to register and download any software

–	Upon registering, the Conference “Welcome Page” will appear

–	Click on the “Live Webcast” link to the left

–	Click on the name of the company

All webcasts will be available On Demand approximately 24 hours after the live presentation and will be archived for three months.

The presentation used to facilitate the webcast can also be accessed by visiting the company’s website, www.uhs.com and clicking on “Financials” and then on “Presentations.”

About Universal Hospital Services, Inc.

Based in Edina, Minnesota, Universal Hospital Services, Inc. is a leading medical equipment lifecycle services company in the country. UHS offers comprehensive solutions that maximize utilization, increase productivity and support optimal patient care resulting in capital and operational efficiencies. UHS currently operates through more than 70 offices, serving customers in all 50 states and the District of Columbia.

Universal Hospital Services, Inc.
7700 France Avenue S #275
Edina, MN 55435
952-893-3200
www.uhs.com

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